                        CORPUS CHRISTI BANCSHARES, INC.
                              Post Office Box 9664
                          Corpus Christi, Texas 78469



Dear Fellow Shareholder:

                                   A REMINDER

         In late April, we mailed you proxy material relating to the Annual Meeting to be held on May 31, 1995.

         According to our latest records, we have not yet received your voted proxy for this meeting.

         Every vote is important, so we urge you to give the proxy materials your immediate attention. Please sign and return the enclosed proxy today, even if you returned the original. The prompt return of your signed proxy will aid in reducing the expenses of additional proxy solicitations.

         We also wanted to take this opportunity to comment on a letter you may have recently received from a local stockbroker, Mr. Jonathan Noyes. We strongly disagree with the assertions made by Mr. Noyes in his letter. You may rest assured that your Board has always acted in the best interests of all shareholders -- and will continue to do so.

         Thank you for your continued support.


Sincerely,


/s/ JOHN T. WRIGHT, III                    /s/ R. JAY PHILLIPS
John T. Wright, III                        R. Jay Phillips
Chairman of the Board                      President & Chief Executive Officer

                   BECAUSE OF THE POSSIBILITY OF MAIL DELAYS,
                 PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD
                EVEN IF YOU HAVE ALREADY RETURNED THE ORIGINAL.

                        CORPUS CHRISTI BANCSHARES, INC.
                              Post Office Box 9664
                          Corpus Christi, Texas 78469


Dear Fellow Shareholder:

                      A REMINDER TO IRA CUSTODIAN ACCOUNTS

         We have previously mailed to you proxy material relating to the Annual Meeting to be held on May 31, 1995.

         Every vote is important, so we urge you to give the proxy materials your immediate attention. Please sign and return the enclosed proxy TODAY, even if you returned the original. The prompt return of your signed proxy will aid in reducing the expenses of additional proxy solicitations.

         PLEASE NOTE: Your shares are held in an IRA account of which Citizens State Bank is the custodian. Only the bank, as the holder of record, can vote execute a proxy on your behalf. In order to assure that your shares are represented at the meeting, you must return the enclosed proxy to the bank. A return envelope to the trust department is enclosed for your convenience.

         If, in addition to your IRA account, you hold shares in other registrations, you should vote those accounts also. PLEASE VOTE EACH PROXY YOU RECEIVE SINCE EACH ACCOUNT MUST BE VOTED SEPARATELY.

         Should you have any questions, please call our proxy solicitor, Morrow & Company. Their toll-free phone number is (800) 662-5200.

         Thank you for your continued support.

Sincerely,



/s/ JOHN T. WRIGHT, III                    /s/ R. JAY PHILLIPS
John T. Wright, III                        R. Jay Phillips
Chairman of the Board                      President & Chief Executive Officer

                   BECAUSE OF THE POSSIBILITY OF MAIL DELAYS,
                 PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD
                EVEN IF YOU HAVE ALREADY RETURNED THE ORIGINAL.